Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
July 18, 2019

Farmers and Merchants Bancshares, Inc.	Contact:	Mr. James R. Bosley, Jr.
4510 Lower Beckleysville Rd, Suite H		President
Hampstead, Maryland 21074		(410) 374-1510, ext.104

FARMERS AND MERCHANTS BANCSHARES, INC. REPORTS EARNINGS OF $1.38 PER SHARE FOR THE SIX MONTHS ENDED JUNE 30, 2019

HAMPSTEAD, MARYLAND (July 18, 2019) – Farmers and Merchants Bancshares, Inc. (the “Company”), the parent of Farmers and Merchants Bank (the “Bank”), announced that net income for the six months ended June 30, 2019 was $2,322,108, or $1.38 per common share, compared to $2,267,183, or $1.36 per common share, for the same period in 2018. The Company’s return on average equity during the six months ended June 30, 2019 was 9.92% compared to 10.58% during the same period in 2018. The Company’s return on average assets was 1.09% in 2019 compared to 1.11% in 2018.

Net interest income for the six months ended June 30, 2019 was $65,833 lower than the same period last year due to a decline in the taxable equivalent net yield on interest earning assets to 3.70% in the 2019 period from 3.83% in the 2018 period, offset by an increase in interest earning assets of $14.9 million to $407.9 million for the six months ended June 30, 2019 as compared to $393.0 million for the same period last year. The net yield continues to decline as deposit rates have risen more quickly than yields on loans and investments.

Noninterest income increased by $84,018 primarily as a result of $79,027 higher gain on the sale of SBA loans and $202,004 higher bank owned life insurance income due to proceeds received from a policy, offset by a $210,150 write-down of other real estate owned required by regulation. Noninterest expense was $106,312 higher in the six months ended June 30, 2019 when compared to the same period last year primarily due to usual salary increases and higher employee benefit costs. Income taxes declined by $31,052 during the first half of 2019 when compared to the first half of 2018 due to a higher amount of tax exempt revenue.

Net income for the three months ended June 30, 2019 was $1,225,821, or $0.73 per common share, compared to $1,145,247, or $0.69 per common share, for the same period in 2018.

Total assets increased to $436 million at June 30, 2019 compared to $417 million at December 31, 2018. Loans decreased to $340 million at June 30, 2019 compared to $341 million at December 31, 2018. Investment in debt securities increased to $56 million at June 30, 2019 compared to $45 million at December 31, 2018. Deposits increased to $372 million at June 30, 2019 compared to $355 million at December 31, 2018. The book value of the common stock of Farmers and Merchants Bancshares, Inc. was $28.23 per share at June 30, 2019, compared to $26.97 per share at December 31, 2018.

James R. Bosley, Jr., President and CEO, commented “We are pleased to have the highest first half net income in the Company’s history despite the challenges of rising funding costs and downward pressure on our net interest margin.”

About the Company

Farmers and Merchants Bancshares, Inc. is a financial holding company and the parent of Farmers and Merchants Bank. The Bank was chartered in Maryland in 1919, and is currently celebrating 100 years of service to the community. The Bank serves the deposit and financing needs of both consumers and businesses in Carroll and Baltimore Counties along the Route 30 and Route 795 corridors from Owings Mills, Maryland to the Pennsylvania State line. The main office is located in Upperco, Maryland, with seven additional branches in Owings Mills, Hampstead, Greenmount, Reisterstown, and Westminster. Certain broker-dealers make a market in the common stock of Farmers and Merchants Bancshares, Inc., and trades are reported through the OTC Markets Group’s Pink Market under the symbol “FMFG”.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “will,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Farmers and Merchants Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets

Cash and due from banks	$19,434,418	$11,480,608
Federal funds sold and other interest-bearing deposits	3,221,403	3,137,629
Cash and cash equivalents	22,655,821	14,618,237
Certificate of deposit in other bank	100,000	100,000
Securities available for sale	36,098,444	26,591,991
Securities held to maturity	19,411,483	18,127,067
Equity security at fair value	524,710	503,827
Federal Home Loan Bank stock, at cost	503,700	575,800
Mortgage loans held for sale	972,750	573,638
Loans, less allowance for loan losses of $2,551,125 and 2,509,334	340,171,316	340,900,635
Premises and equipment	4,969,930	5,075,310
Accrued interest receivable	1,006,419	990,529
Deferred income taxes	981,334	1,179,454
Other real estate owned	-	210,150
Bank owned life insurance	7,063,146	7,053,354
Other assets	1,989,743	657,885
	$436,448,796	$417,157,877

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$61,009,944	$62,717,520
Interest-bearing	311,165,456	291,995,483
Total deposits	372,175,400	354,713,003
Securities sold under repurchase agreements	8,789,585	11,012,000
Federal Home Loan Bank of Atlanta advances	3,000,000	3,000,000
Accrued interest payable	580,101	311,489
Other liabilities	4,168,677	2,726,678
	388,713,763	371,763,170
Stockholders' equity
Common stock, par value $.01 per share, authorized 5,000,000 shares; issued and outstanding 1,691,091 shares in 2019 and 1,682,997 shares in 2018	16,911	16,830
Additional paid-in capital	27,561,593	27,324,794
Retained earnings	20,111,524	18,621,382
Accumulated other comprehensive income	45,005	(568,299)
	47,735,033	45,394,707
	$436,448,796	$417,157,877

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30		Six Month Ended June 30
	2019	2018	2019	2018

Interest income
Loans, including fees	$4,172,235	$4,048,984	$8,332,321	$7,982,139
Investment securities - taxable	222,272	149,998	397,108	304,858
Investment securities - tax exempt	143,125	142,799	281,213	285,562
Federal funds sold and other interest earning assets	121,824	43,725	196,350	70,693
Total interest income	4,659,456	4,385,506	9,206,992	8,643,252

Interest expense
Deposits	885,246	499,916	1,660,777	938,326
Securities sold under repurchase agreements	28,423	35,012	53,722	69,401
Federal Home Loan Bank advances and other borrowings	11,195	45,985	31,748	108,947
Total interest expense	924,864	580,913	1,746,247	1,116,674
Net interest income	3,734,592	3,804,593	7,460,745	7,526,578

Provision for loan losses	-	75,000	13,000	125,000

Net interest income after provision for loan losses	3,734,592	3,729,593	7,447,745	7,401,578

Noninterest income
Service charges on deposit accounts	166,115	173,888	318,175	335,728
Mortgage banking income	72,879	60,468	105,598	114,661
Bank owned life insurance income	242,012	40,489	282,398	80,394
Unrealized gain (loss) on equity security	6,911	(12,439)	14,756	(11,479)
Write down of other real estate owned	(210,150)	-	(210,150)	-
Gain on sale of SBA loans	9,520	-	139,535	60,508
Other fees and commissions	35,946	28,090	65,317	51,799
Total noninterest income	323,233	290,496	715,629	631,611

Noninterest expense
Salaries	1,309,007	1,264,702	2,635,790	2,548,212
Employee benefits	314,145	322,568	696,109	690,022
Occupancy	190,543	189,156	404,963	366,689
Furniture and equipment	155,933	165,392	311,080	327,008
Other	639,568	687,062	1,316,540	1,326,239
Total noninterest expense	2,609,196	2,628,880	5,364,482	5,258,170

Income before income taxes	1,448,629	1,391,209	2,798,892	2,775,019
Income taxes	222,808	245,962	476,784	507,836
Net income	$1,225,821	$1,145,247	$2,322,108	$2,267,183

Earnings per share - basic and diluted	$0.73	$0.69	$1.38	$1.36